As filed with the Securities and Exchange Commission on June 30, 2000

                                             Registration No. 333_______________

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                         LUMINANT WORLDWIDE CORPORATION
             (Exact name of registrant as specified in its charter)

                    Delaware                               75-2783690
      --------------------------------               ----------------------
      (State or other jurisdiction of                  (I.R.S. employer
       incorporation or organization)                identification number)

                       4100 Spring Valley Road, Suite 750
                               Dallas, Texas 75244
                     ---------------------------------------
                    (Address of Principal Executive Offices)

                                 (972) 581-7000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                         Luminant Worldwide Corporation
                        2000 Employee Stock Purchase Plan
                        ----------------------------------
                           (Full title of the plan)

                                Guillermo Marmol
                             Chairman of the Board,
                       Chief Executive Officer & President
                         Luminant Worldwide Corporation
                       4100 Spring Valley Road, Suite 750
                               Dallas, Texas 75244
                                 (972) 581-7000

     (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------

                                 With a copy to:

                             R. Scott Kilgore, Esq.
                           Wilmer, Cutler & Pickering
                               2445 M Street, N.W.
                             Washington, D.C. 20037

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed          Proposed
                                Title of                              Maximum           Maximum
                               Securities              Amount         Offering         Aggregate         Amount of
                                  to be                to be           Price           Offering         Registration
Name of Plan                   Registered            Registered     Per Share (1)        Price (1)          Fee (1)
------------------------------------------------------------------------------------------------------------------------------------
Luminant Worldwide             Common Stock, $ .01     750,000         $8.57           $6,427,500          $1,697
Corporation 2000 Employee      par value
Stock Purchase Plan
(the "2000 ESPP")

(1) In accordance with Rule 457(h) and Rule 457(c) the aggregate offering price and the amount of the registration fee are computed on the basis of 750,000 shares not yet subject to purchase, $8.57, the average of the high and low prices reported in the Nasdaq Stock Market on June 28, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Luminant Worldwide Corporation (the "Registrant" or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the SEC or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.   Incorporation of Documents by Reference

         The Company hereby  incorporates  by reference the documents  listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Form 10-K with respect to the fiscal year ended December 31, 1999.

         (b) All other reports filed by the Company under Section 13(a) or 15(d) of the Exchange Act since December 31, 1999.

         (c) The description of the Company's Common Stock which is incorporated by reference in the Company's Amended Form 8-A dated September 14, 1999, including any amendment or report filed for the purpose of updating such descriptions.

         Item 4. Description of Securities

         Not applicable.

         Item 5.  Interests of Named Experts and Counsel

         The validity of the shares of the Company Common Stock that may be issued under options granted under the 2000 ESPP is being passed upon for the Company by Wilmer, Cutler & Pickering. George P. Stamas, a member of the Board of Directors, was a partner in Wilmer, Cutler & Pickering until December, 1999, and currently serves as a consultant to Wilmer, Cutler & Pickering.

         Item 6. Indemnification of Directors and Officers

          As permitted by the Delaware General Corporation Law, the Company's certificate of incorporation provides that our directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, relating to unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

         The Company's certificate of incorporation and by-laws provide for the indemnification of its directors and officers to the fullest extent authorized by the Delaware General Corporation Law, except that the Company will indemnify a director or officer in connection with an action initiated by that person only if the action was authorized by its Board of Directors. The indemnification provided under the Company's certificate of incorporation and by-laws includes the right to be paid expenses in advance of any proceeding for which indemnification may be had, provided that such advance payment may be made only if the director or officer seeking such advance payment delivers to the Company an undertaking to repay all amounts paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Under the Company's by-laws, if the Company does not pay a claim for indemnification within 60 days after we have received a written claim, the director or officer may bring an action to recover the unpaid amount of the claim and, if successful, the director or officer also will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

         Under the Company's by-laws, the Company has the power to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, or is or was serving at its request as a director, officer, employee, limited partner, general partner, manager, trustee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person's fulfilling one of these capacities, and related expenses, whether or not the Company would have the power to indemnify the person against the claim under the provisions of the Delaware General Corporation Law.


         Item 7.   Exemption from Registration Claimed

         Not Applicable.

         Item 8.   Exhibits

         The  Exhibit  Index   attached  to  this   Registration   Statement  is
incorporated herein by reference.

         Item 9.   Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement reflating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on the 30th day of June, 2000.



                                      LUMINANT WORLDWIDE CORPORATION


                                       /s/ Thomas G. Bevivino
                                      ------------------------------------------
                                      Thomas G. Bevivino
                                      Chief Financial Officer, Chief Accounting
                                      Officer and Secretary


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Guillermo G. Marmol and Thomas G. Bevivino as his or her true and lawful attorney-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                         Title                             Date


/s/ Michael H. Jordan
-------------------------
Michael H. Jordan                Chairman of the Board             June 29, 2000



/s/ Guillermo G. Marmol
-------------------------
Guillermo G. Marmol              Chief Executive Officer           June 29, 2000
                                 (Principal Executive Officer)


/s/ James R. Corey
-------------------------        President, Chief Operating
James R. Corey                   Officer and Director              June 30, 2000

/s/ Thomas G. Bevivino           Chief Financial Officer,          June 30, 2000
-------------------------        Chief Accounting Officer
Thomas G. Bevivino               and Secretary
                                 (Principal Financial Officer
                                 and Principal Accounting Officer)


-------------------------
George P. Stamas                 Director                          June   , 2000



/s/ Randolph Austin
-------------------------
Randolph Austin                  Director                          June 30, 2000



/s/ Michael J. Dolan
-------------------------
Michael J. Dolan                 Director                          June 30, 2000




-------------------------
Richard M. Scruggs               Director                          June   , 2000


/s/ Donald S. Perkins
-------------------------
Donald S. Perkins                Director                          June 30, 2000

                                  EXHIBIT INDEX
Exhibit
Number        Description

4.1*           2000 Employee Stock Purchase Plan

5 Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered

23.1           Consent of Arthur Andersen LLP

23.2           Consent of Wilmer, Cutler & Pickering (included in Exhibit 5)

24             Power of attorney (included on signature pages of this
               Registration Statement)
------------------------

* Incorporated by reference to Schedule Def 14A of the Company filed with the Securities and Exchange Commission on April 19, 2000.